UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

ALPINE IMMUNE SCIENCES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 230

Seattle, WA 98119

(Address of principal executive offices)

Registrant’s telephone number including area code: (206) 788-4545

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2018, the board of directors of Alpine Immune Sciences, Inc. (the “Company”), upon recommendation from the nominating and corporate governance committee of the Company’s board of directors, voted to appoint Christopher Peetz, as a director of the Company, effective immediately. Mr. Peetz was appointed as a Class III director with a term expiring at the Company’s 2018 annual meeting of stockholders. Mr. Peetz was also appointed to the audit committee, replacing James Topper on such committee. Following the appointment, the audit committee of the Company’s board of directors consists of Mr. Robert Conway (chairman), Mr. Paul Sekhri and Mr. Peetz.

There are no transactions and no proposed transactions between Mr. Peetz (or any member of his immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Mr. Peetz and any other person or entity pursuant to which Mr. Peetz was appointed as a director of the Company.

Mr. Peetz will participate in the Company’s standard compensation plan for non-employee directors, including an initial stock option grant, which was granted to Mr. Peetz on April 20, 2018. The standard compensation plan for non-employee directors is described in the section titled “Non-Employee Director Compensation” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2018.

A press release announcing Mr. Peetz’s appointment to the board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2018	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer